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July 15, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 15, 2016, of Man-AHL Diversified I L.P. and are in agreement with the statements contained in paragraph (a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

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